CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Brightpoint, Inc.
Indianapolis, Indiana

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 15, 1994, except for the second paragraph of Note 6, as to which the date is August 31, 1995, relating to the financial statements of Brightpoint, Inc. (before restatement to reflect the accounts of the Allied Companies pursuant to a business combination accounted for using the pooling of interests method), which is contained in that Prospectus, and to the incorporation in the Prospectus by reference of our report dated March 15, 1994, except for the second paragraph of Note 3, as to which the date is August 31, 1995, relating to the financial statements and schedule of Brightpoint, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                   /s/ BDO Seidman LLP

                                                   BDO SEIDMAN, LLP



Chicago, Illinois
December 3, 1996